Exhibit 3(ii)

BANCORP RHODE ISLAND, INC.

BY-LAW AMENDMENT

Section 7.01 of Article VII of the Company’s By-Laws be, and the same hereby is, amended to read as follows:

SECTION 7.01. Certificates of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe; provided that the Board may provide by resolution or resolutions that some or all of any classes of stock shall be uncertificated shares. No authorization of uncertificated shares shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the Corporation. Stock represented by a certificate shall be signed by the Chairman of the Board or the President or a Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue. No shares shall be issued until such shares are fully paid.

Section 7.02 of Article VII of the Company’s By-Laws be, and the same hereby is, amended to read as follows:

SECTION 7.02. Record. A record shall be kept of the name of the person, firm or corporation owning stock of the Corporation issued, the number of shares represented by each certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 7.03 of Article VII of the Company’s By-Laws be, and the same hereby is, amended to read as follows:

SECTION 7.03. Transfer of Stock. Subject to the restrictions, if any, stated or noted on the stock certificates, or, in the event such stock is uncertificated, on the initial transaction statement or in a written notice sent to the holder of such stock, transfers of stock will be made on the books of the Corporation in the manner prescribed by law, the Articles of Incorporation and in these By-Laws. If shares of stock to be transferred are represented by certificates, transfers of such stock will be made by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed. If shares of stock to be transferred are uncertificated, such stock will be transferred upon proper instructions from the holder of such stock and in accordance with such other rules as the Board may impose. In each case, instructions for the transfer of shares of stock will be accompanied by such proof of authenticity of signature as the Board or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

It shall be the duty of each shareholder to notify the Corporation of the post office address of such shareholder.